                                                                    Exhibit (a)6
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the
Payer. SOCIAL SECURITY NUMBERS HAVE NINE DIGITS SEPARATED BY TWO HYPHENS: I.E., 000-00-0000. EMPLOYER IDENTIFICATION NUMBERS HAVE NINE DIGITS SEPARATED BY ONLY ONE HYPHEN: I.E., 00-0000000. THE TABLE BELOW WILL HELP DETERMINE THE NUMBER TO GIVE THE PAYER.

------------------------------------------------------
                                      GIVE THE
           FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                                      NUMBER OF --
------------------------------------------------------
 1.  An individual's account          The individual
 2.  Two or more individuals (joint   The actual owner
     account)                         of the account
                                      or, if combined
                                      funds, any one
                                      of the
                                      individuals(1)
 3.  Husband and wife (joint          The actual owner
     account)                         of the account
                                      or, if joint
                                      funds, either
                                      person(1)
 4.  Custodian account of a minor     The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)  The adult or, if
                                      the minor is the
                                      only
                                      contributor, the
                                      minor(1)
 6.  Account in the name of guardian  The ward, minor,
     or committee for a designated    or incompetent
     ward, minor, or incompetent      person(3)
     person
 7.  a. The usual revocable savings   The grantor-
        trust account (grantor is     trustee(1)
        also trustee)
     b. So-called trust account that  The actual
        is not a legal or valid       owner(1)
        trust under State law
 8.  Sole proprietorship account      The owner(4)
------------------------------------------------------
------------------------------------------------------
                                      GIVE THE
           FOR THIS TYPE OF ACCOUNT:  EMPLOYER
                                      IDENTIFICATION
                                      NUMBER OF --
------------------------------------------------------
 9.  A valid trust, estate, or        The legal entity
     pension trust                    (Do not furnish
                                      the identifying
                                      number of the
                                      personal
                                      representative
                                      or trustee
                                      unless the legal
                                      entity itself is
                                      not designated
                                      in the account
                                      title.)(5)
10.  Corporate account                The corporation
11.  Religious, charitable, or        The organization
     educational organization
     account
12.  Partnership account held in the  The partnership
     name of the business
13.  Association, club, or other      The organization
     tax-exempt organization
14.  A broker or registered nominee   The broker or
                                      nominee
15.  Account with the Department of   The public
     Agriculture in the name of a     entity
     public entity (such as a State
     or local government, school
     district, or prison) that
     receives agricultural program
     payments

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on interests, dividends and broker transactions include the following:
  - A corporation.
  - A financial institution.
  - An organization exempt from tax under section 501(a), or an individual retirement plan.
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  - An international organization or any agency or instrumentality thereof.
  - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a).
  - An entity registered at all times under the Investment Company Act of 1940.
  - A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  - Payments described in section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6045, and 6050A.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE